CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE cpi aerostructures STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092 EX. A-1 - NOTICE OF PROPOSED DERIVATIVE SETTLEMENT
This Document Relates To: ALL ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF CPI AEROSTRUCTURES, INC. (“CPI” OR THE “COMPANY”) AS OF MARCH 6, 2023 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD CPI COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation. This Notice is provided by Order of the U.S. District Court for the Eastern District of New York (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related to it. The terms of the proposed Settlement are set forth in a written

Stipulation of Settlement, dated June 10, 2022 (the “Stipulation”).1 A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on the Investor Relations page of CPI’s website: https://investors.cpiaero.com/overview/default.aspx.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the actions styled In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 1:20-cv-02092, pending in the United States District Court for the Eastern District of New York (the “Federal Action”); Wurst, et al. v. Bazaar, et al., Index No. 605244/2021, pending in New York Supreme Court, Suffolk County (the “Wurst Action”); and Woodyard v. McCrosson, et al., Index No. 613169/2020, pending in New York Supreme Court, Suffolk County (the “Woodyard Action”) (collectively, the “Actions”).

The nominal defendant in each of the Actions is CPI Aerostructures, Inc. (“CPI” or the “Company”). The plaintiffs in the Actions (“Plaintiffs”) are Paul Berger (“Berger”) and Keith Moulton (“Moulton”), plaintiffs in the Federal Action; Robert Garfield (“Garfield”), who, together with Moulton, made a stockholder inspection demand for CPI’s corporate books and records under New York law (the “2021 Inspection Demand”); Robert Clancy (“Clancy”) and Karen Leslie Wurst (“Wurst”), plaintiffs in the Wurst Action; and Dan Woodyard (“Woodyard”), plaintiff in the Woodyard Action. The individual defendants in the Actions (the “Settling Defendants”) are Douglas McCrosson, Vincent Palazzolo, Terry Stinson, Carey E. Bond, Janet K. Cooper, Michael Faber, Walter Paulick, Eric Rosenfeld, and Harvey J. Bazaar. The Plaintiffs, the Settling Defendants, and CPI—collectively referred to herein as the “Settling Parties”—have agreed upon

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

terms to settle the above-referenced litigation and have signed the Stipulation setting forth the terms of the Settlement.

On June 7, 2023, at 10:15 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, before the Honorable Eric N. Vitaliano, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

II.	CPI DERIVATIVE LITIGATION

The Actions involve breach of fiduciary duty and related claims asserted by Plaintiffs, derivatively on behalf of CPI, against the Settling Defendants. Plaintiffs allege that the Settling Defendants failed to ensure, in violation of their fiduciary duties to the Company and its shareholders, that CPI had properly implemented Accounting Standards Codification (“ASC”) Topic 606, a revenue recognition standard issued by the Financial Accounting Standards Board (“FASB”) in 2014 that was designed to help simplify and harmonize revenue recognition practices. Plaintiffs also allege that the Settling Defendants breached their fiduciary duties by failing to ensure that CPI had sufficient internal controls over revenue recognition. The 2021 Inspection Demand sought inspection of books and records to investigate possible breaches of fiduciary duty relating to CPI’s compliance with anti-discrimination laws. As set forth in greater detail in Section

IV, infra, the Settling Defendants dispute and deny Plaintiffs’ factual allegations and contentions and deny any liability.

A.       The Books and Records Action

On or around February 28, 2020, Berger made a demand pursuant to New York common law to inspect certain of CPI’s books and records (the “2020 Inspection Demand”). CPI rejected the 2020 Inspection Demand in a letter dated March 20, 2020. On June 5, 2020, Berger filed suit in the Supreme Court of the State of New York, Suffolk County, asserting a right under New York common law to inspect the books and records sought in the 2020 Inspection Demand. The action was captioned Berger v. CPI Aerostructures, Inc., Index No. 606553/2020 (Suffolk Cnty. Sup. Ct.) (the “Books and Records Action”). After negotiations between counsel, Berger agreed to dismiss the Books and Records Actions, and CPI agreed to produce a set of Board minutes and materials in response to the 2020 Inspection Demand. The Books and Records Action was dismissed by Stipulation of Discontinuance on September 10, 2020, and CPI produced documents to Berger’s counsel on August 31 and September 3, 2020.

B.       The Federal Action

On May 7, 2020, Plaintiff Moulton commenced a derivative action (the “Moulton Action”) in this Court against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty and contribution for violations of Section 10(b) of the Securities Exchange Act of 1934. Plaintiff Moulton filed an amended complaint on October 26, 2020 alleging substantially the same claims against the Settling Defendants as his initial complaint. On November 10, 2020, Plaintiff Berger filed under seal a substantially similar derivative action on behalf of CPI in this Court against eight of the nine Settling Defendants named in the Moulton Action, alleging breaches of fiduciary and unjust enrichment (the “Berger Action”). The Berger Action included confidential allegations related to the documents produced by CPI following the Books and Records Action.

On January 27, 2021, the Court stayed the Moulton Action pending a decision on any motion to dismiss in the related securities fraud class action captioned Rodriguez v. CPI Aerostructures, Inc., et al., No. 1:20-cv-00982-ENV-CLP (the “Securities Class Action”).

On March 19, 2021, the derivative actions filed by Plaintiffs Moulton and Berger (the “Federal Plaintiffs”) were consolidated (forming the “Federal Action”), pursuant to a stipulation of the parties (ECF No. 20) so ordered by the Court on March 22, 2021 (ECF No. 21). In addition, Glancy Prongay & Murray LLP (“GPM”) and the Law Offices of Beth A. Keller, P.C. (“Keller Firm”) were appointed Co-Lead Counsel for the Federal Plaintiffs. The Court also continued the stay, previously implemented on January 27, 2021.

C.       The State Actions

On September 17, 2020 Plaintiff Woodyard commenced a derivative action in New York Supreme Court (Suffolk County) against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty and unjust enrichment. On December 22, 2020, the New York Supreme Court stayed the Woodyard Action pending a decision on any motion to dismiss in the Securities Class Action.

On October 14, 2020 and October 15, 2020, respectively, Plaintiffs Wurst and Clancy served CPI with books and records inspection demands pursuant to Section 624 of the New York Business Corporation Law (“Section 624”) and New York common law. Following receipt and review of the internal confidential documents CPI produced in response, on March 24, 2021, Plaintiffs Wurst and Clancy commenced a derivative action in New York Supreme Court (Suffolk

County) against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty, unjust enrichment, and waste of corporate assets.

On April 20, 2021, the New York Supreme Court stayed the Wurst Action pending a decision on any motion to dismiss in the Securities Class Action.

D.       The 2021 Inspection Demand

On April 9, 2021, Garfield and Moulton jointly served upon CPI a request for corporate books and records under New York common law to investigate possible breaches of fiduciary duty related to CPI’s compliance with anti-discrimination laws. By letter dated April 30, 2021, CPI responded to the 2021 Inspection Demand, rejecting the demand. Following discussions amongst CPI and counsel for Mouton and Garfield, CPI agreed to produce certain documents and the parties executed a confidentiality and non-disclosure agreement relating to the production of such documents. CPI’s production of documents was held in abeyance while the parties conducted settlement negotiations.

E.       Settlement Negotiations

In April 2021, the Settling Parties agreed to engage in settlement discussions to explore a potential resolution of the Actions and the matters raised in the 2021 Inspection Demand. Such discussions were to take place in connection with a formal mediation process overseen by experienced mediator, John R. Van Winkle (the “Mediator”).

Plaintiffs and the Defendants submitted their respective mediation statements to the Mediator, on May 7, 2021. On the same day, Plaintiffs further provided CPI and the Settling Defendants with a joint written settlement demand. The Settling Parties participated in a mediation session conducted by the Mediator on May 13, 2021. The May 2021 mediation session did not yield a settlement of the Actions, but the parties continued settlement negotiations thereafter.

Following lengthy negotiations conducted over the course of dozens of verbal and written exchanges, the Settling Parties participated in another mediation session conducted by the Mediator on March 30, 2022, and on that day, reached an agreement-in-principle to settle the Actions. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Reforms, subject to Court approval.

III.	PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial(s) and potential appeal(s).

Plaintiffs and Plaintiffs’ Counsel have also considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of CPI’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Class Action; (iv) review and evaluation of certain internal and confidential CPI documents produced in response to books and records demands pursuant to

Section 624 and New York common law; (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of data bearing on damages and board and executive compensation potentially subject to disgorgement or clawback; (vii) consultation with an expert relating to complex accounting issues; (viii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statement, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among CPI peer corporations; and (ix) review and analysis of information and documents exchanged with CPI and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable and adequate; confers substantial benefits upon CPI; and would serve the best interests of CPI and its shareholders.

IV.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Actions and the 2021 Inspection Demand. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to CPI or its shareholders, or that Plaintiffs, CPI, or its shareholders suffered any damage or were harmed as a result of any conduct alleged in the Actions and the 2021 Inspection Demand. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of CPI and its shareholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions; (b) finally put to rest the claims asserted in the Actions; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Actions. Therefore, the Settling Defendants have determined that it is in the best interests of CPI for the Actions, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth below, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

V.	BOARD APPROVAL OF THE SETTLEMENT

The CPI Board of Directors, advised by independent counsel, reviewed the proposed Settlement, and, in the good faith exercise of the directors’ business judgment, determined unanimously that the Settlement confers substantial benefits upon CPI and its shareholders, and that resolution of the Actions on the terms set forth in the Stipulation of Settlement would serve the best interests of CPI and its shareholders.

VI.	TERMS OF THE SETTLEMENT

Within ninety (90) days of issuance of an order finally approving the Settlement by the Court, CPI’s Board shall adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than three (3) years from the date of adoption. In the event any Corporate Governance Reform listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company shall adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Reform within ninety (90) days of its discontinuance. If the independent members of the Board, in a good faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Corporate Governance Reform may be eliminated. Any changes made pursuant to this Section shall be published on CPI’s website within ten (10) business days. If any of the modifications or practices require shareholders’ approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

Moreover, the Stipulation provides that in exchange for the consideration set forth therein and summarized below, and subject to the approval of the Court, Plaintiffs, all other shareholders of CPI, and CPI, shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims (Stipulation ¶ 1.16), including Unknown Claims (Stipulation ¶ 1.24), against any of the Released Persons (Stipulation ¶ 1.17).

CPI acknowledges and agrees that the Corporate Governance Reforms set forth below confer a substantial benefit upon CPI and its shareholders. CPI also acknowledges that the Corporate Governance Reforms resulted in substantial part from the filing, pendency, and settlement of stockholder inspection demands and the Actions.

A.       Corporate Governance Reforms

1.        Board of Directors

A.	Director Training, Continuing Education, Evaluation and Reporting, and

Annual Self-Assessment

The Company shall cover reasonable expenses for directors to attend training on corporate governance guidelines and best-in-class practices. Additionally, at least once per calendar year, the Company shall also sponsor a presentation to the Board on corporate governance issues, to be presented by an outside speaker.

B.	Newly-Appointed Board Members

The Board currently consists of seven (7) members. Within twelve (12) months after final Court approval of the Settlement, the Company shall appoint a new Board member that meets the diversity objectives set forth below and who is independent within the meaning of the NYSE American listing standards.

The Company acknowledges and agrees that the Actions and the 2021 Inspection Demand were together a substantial or material factor in the appointment of Richard S. Caswell to the Board and as Chairperson of the Audit and Finance Committee (the “Audit Committee”). Mr. Caswell is a finance and accounting executive with extensive experience in financial management, including government contracting and accounting.

C.	Newly-Appointed Chief Financial Officer

The Company acknowledges and agrees that the Demands and Derivative Actions were a substantial or material factor in the appointment of Andrew Davis as Chief Financial Officer (“CFO”). Mr. Davis is a financial executive with more than thirty years of experience in finance and accounting who brings extensive controllership, financial reporting and analysis, corporate governance, change management, and investor relations experience in both publicly-held and private companies.

D.	Newly-Appointed Controller

The Company further acknowledges and agrees that the Demands and Derivative Actions were a substantial or material factor in the appointment of a new Controller to assist the CFO in overseeing the accounting operations of CPI.

2.        Audit Committee

The Audit Committee shall continue to discharge its duties and responsibilities and its Charter shall be amended to memorialize the Audit Committee’s duties to:

a)	Monitor and review new accounting pronouncements that are likely to impact the Company;

b)	Discuss pending technical and regulatory matters that could affect the Company’s financial statements;

c)	Work with an outside consultant to conduct an annual assessment of management’s contract review process to ensure compliance with accounting standards, including but not limited to, Generally Accepted Accounting Principles (“GAAP”);

d)	Work with an outside consultant to assess the Company’s enterprise risk management function to ensure best practices in accordance with COSO2 guidelines; and

e)	Conduct an annual assessment of the outside auditor engagement team for technical competence, industry knowledge and experience, communication, performance and independence.

In addition, the Audit Committee shall, in accordance with COSO guidelines, compare similarly situated organizations, interview key employees, and identify existing laws and regulations posing current and emerging compliance risks. The Audit Committee shall ensure that the compliance risk identification process is in documented policies and procedures. The Audit Committee shall report to the full Board on any identified compliance risks that may have material financial implications on CPI.

3.	Retention of an Outside Consultant to Review ASC 606 Compliance and Inventory Accounting Issues

As part of the restatement process and the remediation of CPI’s internal controls, CPI retained an outside consultant to ensure compliance with ASC 606. By reason of the Settlement, the Company obligates itself to continue to retain an outside consultant to: (i) undertake a review of CPI’s revenue recognition practices under ASC 606; (ii) make recommendations for remediation as may be necessary; and (iii) recommend appropriate training and education for CPI officers, directors, and personnel. Among other things, the outside consultant shall:

a)	Conduct a detailed analysis of management’s assessment of contracts with CPI’s customers;

b)	Evaluate the adequacy of the Company’s internal controls related to ASC 606;

c)	Evaluate the adequacy of the Company’s accounting systems and other processes necessary for compliance with ASC 606;

d)	Review the processes for communication with the Company’s Audit Committee;

e)	Review CPI’s accounting personnel to ensure appropriate skill, competencies, and expertise; and

f)	Evaluate the adequacy of the Company’s accounting systems and other processes relating to inventory valuation and accounting

4.        Appointment of a New Independent Outside Auditor

The Company further acknowledges and agrees that the Actions were a substantial or material factor in the Company’s decision to engage RSM US LLP (“RSM”) as its new independent outside auditor. In selecting RSM as its new independent outside auditor, the Company considered, among other things, industry and firm qualifications, independence, results of any recent regulatory inspections or investigations, and RSM’s approach to quality control and consultations.

5.        Employee Compliance Training

The Company shall mandate a training program, led by the CFO, that includes the following:

a)	The CFO, or an appropriately accredited training professional, shall conduct training for all members of the Company’s finance team that have responsibility for U.S. Securities and Exchange Commission reporting and/or establishing the Company’s accounting policies concerning compliance with GAAP, revenue recognition, and other financial reporting regulations and policies, including changes in the law;

b)	All employee training shall be conducted annually and should last a minimum of two (2) hours;

c)	Training shall be in person where practicable;

d)	Training shall be mandatory for all finance team employees;

e)	Training shall allow time for Q&A; and

f)	The CFO will keep a record of employee attendance. Any employee who willfully refuses to attend his or her annual training is subject to appropriate discipline, up to and including termination.

6.        Retention of an Outside Consultant to Review Anti-Discrimination Policy

CPI shall continue to retain an outside consultant to review its anti-discrimination policies and, within six (6) months after final approval of the Settlement, with the assistance of the consultant, develop diversity objectives and an action plan for carrying out those goals (“Action Plan”). Thereafter, with the assistance of the consultant, CPI shall review its anti-discrimination policy and diversity objectives after two (2) years to ensure compliance with industry best practices.

In addition, CPI shall assign a new Equal Employment Opportunity Coordinator who will be responsible for the day-to-day implementation and monitoring of the Company’s Action Plan.

7.        Diversity and Inclusion

CPI must encourage and promote diversity among its Board members and senior executive officers. CPI’s Action Plan will include meaningful steps to:

a)	Recruit and attract diverse candidates for Board positions;

b)	Evaluate and/or interview potential director nominees who meet the nomination and selection criteria set forth below; and

c)	Recruit and attract diverse candidates who can assume senior executive positions or who can be placed on track to such a position.

As part of its nomination and selection process, CPI will:

a)	Consider candidates for both director and senior management roles who are highly qualified based on their experience, education, expertise, judgment, and personal qualities, as well as general and sector-specific knowledge;

b)	Consider diversity criteria, among other relevant criteria, when determining the optimum composition and balance for the Board;

c)	Review potential candidates for both director and senior management roles from a variety of backgrounds and perspectives, having in mind the Company’s diversity objectives; and

d)	Ensure that appropriate efforts are made to include women in the list of candidates being considered for Board positions, in an effort to support the specific objective of gender diversity.

CPI acknowledges and agrees that the Actions and the 2021 Inspection Demand were substantial or material factors in the appointment of diverse female candidates for the roles of: (1) Vice President of Human Resources and Administration; and (2) Controller.

8.        Whistleblower Policy

The Company will continue to maintain written policies and procedures in its employee handbook and code of conduct that protect whistleblowers (the “Whistleblower Policy”). In addition, the Whistleblower Policy shall be amended to provide for the following:

a)	Memorialization in writing of a log of whistleblower complaints, as well as the results of all investigations of complaints. This log shall be maintained for a period of not less than five (5) years. The Company shall require its independent outside auditor to review the log and any investigation results in connection with each annual audit;

b)	At each regularly scheduled CPI Board meeting, the Board shall be provided with a summary of the types of whistleblower complaints received, as well as any material information resulting from any internal investigation into such complaints;

c)	CPI shall post information regarding its Whistleblower hotline on its website and make clear that it is available to assist on matters pertaining to corruption, fraud, or similar unlawful activities at CPI, and the Company shall provide alternative reporting mechanisms including suggestion boxes or an email address; and

d)	The Company shall inform employees of whistleblower options and whistleblower protections in employee communications provided at least twice per year and via the Company’s intranet.

VII.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel, counsel for CPI, and CPI’s insurer, with the assistance of the Mediator, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon CPI and its shareholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon CPI and its shareholders, CPI, acting by and through its Board, has agreed that CPI and/or its insurer shall cause to be paid to Plaintiffs’ Counsel Five Hundred Eighty-Five Thousand ($585,000.00) dollars in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

Subject to Court approval, Plaintiffs’ counsel will apply to the Court for service awards of up to One Thousand Five Hundred dollars ($1,500.00) for each of the individual Plaintiffs, to be paid out of the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution and settlement of the Actions. The Court’s decision regarding whether to approve any requested service award, in whole or in part, shall have no effect on the Settlement. The Settling Defendants take no position with respect to the service awards. Neither CPI nor any of the Settling Defendants shall be liable for any portion of any service award approved by the Court.

VIII.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions and the 2021 Inspection Demand, and all disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, CPI, and its shareholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Actions and in the 2021 Inspection Demand. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to CPI or its shareholders or otherwise engaged in unlawful conduct, or that Plaintiffs, CPI, or CPI’s shareholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or in the 2021 Inspection Demand. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of CPI and its shareholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions or potential claims arising from the 2021 Inspection Demand; (b) finally put to rest the claims asserted in the Actions or potential claims arising from the 2021 Inspection Demand; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Actions and the necessity of responding to the 2021 Inspection Demand or defending against potential claims arising from it. Therefore, the Settling Defendants have determined that it is in the best interests of CPI for the Actions and the 2021 Inspection Demand, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth below, the Stipulation (including all of the Exhibits thereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial(s) and potential appeal(s). Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, specifically in complex matters such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of CPI’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Class Action; (iv) review and evaluation of certain internal and confidential CPI documents produced in response to books and records demands pursuant to Section 624 and/or New York common law; (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of data bearing on damages and board and executive compensation potentially subject to disgorgement or clawback; (vii) consultation with an expert relating to complex accounting issues; (viii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statement, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among CPI’s peer corporations; and (ix) review and analysis of information and documents exchanged with CPI and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable and adequate; confers substantial benefits upon CPI; and would serve the best interests of CPI and its shareholders.

IX.	SETTLEMENT HEARING

On June 7, 2023, at 10:15 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, before the Honorable Eric N. Vitaliano, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Actions or the 2021 Inspection Demand; or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Actions, the 2021 Inspection Demand, or the Settlement.

X.	RIGHT TO ATTEND SETTLEMENT HEARING

Any CPI shareholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e. in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. CPI shareholders as of the Record Date who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

XI.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any CPI shareholder as of the Record Date may appear and show cause, if he, she, they or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why Plaintiffs’ service awards or the separately negotiated Fee and Expense Amount should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 20-cv-02092)

3. Proof of being a CPI shareholder as of the Record Date, March 6, 2023;

4. The date(s) you acquired your CPI shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

Only shareholders who have submitted valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise. You Must Timely Deliver Written Objections to the Court.

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

U.S. District Court for the Eastern District of New York

225 Cadman Plaza E, Brooklyn, NY 11201

or by filing them in person at any location of the U.S. District Court for the Eastern District of New York to the extent the Court is open for in-person filings or electronically through the Court’s CM/ECF system. YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED, OR ON FILE WITH THE CLERK FOR THE COURT, NO LATER THAN MAY 24, 2023 [14 days before final approval hearing].

Unless the Court orders otherwise, your objection will not be considered unless it is timely submitted to the Court. Your written objection must also be mailed to:

Plaintiffs’ Counsel:

Beth A. Keller
Law Offices of Beth A. Keller, P.C.

118 North Bedford Road, Suite 100

Mount Kisco, New York 10549

Telephone: (914) 752-3040

Facsimile: (914) 752-3041

bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

745 Fifth Avenue, 5th Floor

New York, NY 10151

(t) (212) 935-7400

(f) (212) 753-3630

bsachsmichaels@glancylaw.com

and

Counsel for Defendants

Michael G. Bongiorno

Tamar Kaplan-Marans

WILMER CUTLER PICKERING HALE AND DORR LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

(t) (212) 230-8800

(f) (212) 230-8888

tamar.kaplan-marans@wilmerhale.com

Any CPI shareholder as of the Record Date who does not make a timely objection in the manner provided herein shall be deemed to have waived any objection to the Settlement and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation; to the Fee and Expense Amount; and/or to Plaintiffs’ service awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the release of all Released Claims, including Unknown Claims, as set forth in the Stipulation.

XII.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation, a copy of which is provided herewith. This Notice is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation. You may also inspect the Stipulation and other papers in the Actions at the Court Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at https://investors.cpiaero.com/homepage/default.aspx. If you have any questions about matters in this Notice, you may contact:

Plaintiffs’ Counsel:

Beth A. Keller

Law Offices of Beth A. Keller, P.C.

118 North Bedford Road, Suite 100

Mount Kisco, New York 10549

Telephone: (914) 752-3040

Facsimile: (914) 752-3041

bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

745 Fifth Avenue, 5th Floor

New York, NY 10151

(t) (212) 935-7400

(f) (212) 753-3630

bsachsmichaels@glancylaw.com

or

Counsel for Defendants

Michael G. Bongiorno

Tamar Kaplan-Marans

WILMER CUTLER PICKERING HALE AND DORR LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (t) (212) 230-8800 (f) (212) 230-8888 tamar.kaplan-marans@wilmerhale.com

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: March 6, 2023	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

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